EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Amendment”) is effective as of September 20, 2022 (“Effective Date”), by and between INTEST CORPORATION, a Delaware corporation, (“Borrower”), AMBRELL CORPORATION, a Delaware corporation, INTEST SILICON VALLEY CORPORATION, a Delaware corporation, INTEST EMS, LLC, a Delaware limited liability company, TEMPTRONIC CORPORATION, a Delaware corporation, VIDEOLOGY IMAGING CORPORATION, a Delaware corporation, ACCULOGIC LTD., a Delaware corporation and ACCULOGIC INC., an Ontario corporation, individually and collectively, jointly and severally, the “Guarantors”) and M&T Bank (together with its successors and assigns, “Bank”).

BACKGROUND

A.    Borrower, Guarantors and Bank have previously entered into a certain Amended and Restated Loan and Security Agreement dated October 15, 2021, as amended by that certain Joinder and Amendment to Amended and Restated Loan and Security Agreement dated October 28, 2021, as amended by that certain Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2021 (as amended and as it may be further amended, supplemented or restated from time to time, the “Loan Agreement”), pursuant to which, inter alia, Bank agreed to extend to Borrower certain credit facilities subject to the terms and conditions set forth therein.

B.    Borrower has requested and Bank has agreed to amend the terms of the Loan Agreement in accordance with the terms and conditions hereof.

C.    Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth therefor in the Loan Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Amended Definitions. The following defined terms in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Contract Period means September 19, 2027.”

“Maximum Term Loan Amount means $50,500,000.”

“Term Loan Maturity Date means September 19, 2027.”

2.       Letters of Credit. The following shall be added to the Loan Agreement at the end of Section 2, as follows:

2.       Letters of Credit.

2.1    General. Subject to the terms and conditions of the Loan Agreement, Bank agrees to issue from time to time under the Revolving Credit Facility until the expiration of the Contract Period, upon the written request of Borrower, standby letters of credit (“Letters of Credit”) for the account of Borrower. Such Letters of Credit shall be in form and content reasonably acceptable to Bank.

2.2    Conditions to Issuance. Bank shall have no obligation to issue any Letter of Credit if:

(a)    issuance of such Letter of Credit would violate the terms of any contract, agreement, or other document binding upon Bank or Borrower;

(b)    any order, judgment or decree of any court, arbitrator or other governmental authority shall purport by its terms to enjoin or restrain issuance of the Letter of Credit;

(c)    any law, rule, regulation or directive shall prohibit issuance of the Letter of Credit or result in any liability of Bank as a result of such issuance not otherwise contemplated under the Agreement; or

(d)    Bank shall not have received the required issuance fee as set forth in Section 2.12.

2.3    Tenor. Each Letter of Credit shall have a term not to exceed the earlier to occur of: (a) twelve (12) months, or (b) twelve (12) months beyond the expiration date of the Contract Period.

2.4    Sublimits. Bank shall have no obligation (a) to issue any Letter of Credit, if the aggregate outstanding undrawn amount of all Letters of Credit would exceed $3,000,000 (the “Letter of Credit Sublimit”); (b) to issue any Letter of Credit, if a Default or Event of Default has occurred; or (c) to issue any Letter of Credit if the Revolving Credit Facility usage plus the amount of such new Letter of Credit to be issued exceeds the Maximum Revolving Credit Facility Amount.

2.5    Procedure and Determination. Each request for issuance of a Letter of Credit must be received at least three (3) Business Days prior to the requested issuance and shall be accompanied by a duly executed letter of credit application in the form reasonably required by Bank. Borrower will execute and deliver to Bank such other documents and agreements as may be reasonably required by Bank in connection with the issuance of any Letter of Credit.

2.6    Reduction of Availability. Availability under the Revolving Credit Facility will be reduced by the total outstanding undrawn amount of all Letters of Credit.

2.7    Draws. If Bank receives a request for a draw under any Letter of Credit, Borrower agrees to reimburse Bank on the immediately succeeding Business Day after the day upon which Bank has honored such draw request, the amount of such draw request (the “Draw Amount”) in immediately available funds. Until Bank receives the Draw Amount in immediately available funds, the amount advanced by Bank to pay such draw shall be deemed to be a SOFR Rate Loan under the Revolving Credit Facility.

2.8    Cash Collateral. In the event that the Revolving Credit Facility is terminated for any reason or an Event of Default occurs which is continuing after the expiration of all available notice and cure periods, Borrower agrees to deposit with Bank immediately available funds in an amount equal to 105% of the outstanding undrawn amount of all Letters of Credit. Such funds and any proceeds of Collateral or other payments received by Bank with respect to the Obligations owed by Borrower after any such Event of Default, may be held by Bank as cash collateral for the Obligations owed by Borrower, including without limitation, the Obligations owed by Borrower to Bank related to the Letters of Credit.

2.9    Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold Bank harmless from any loss, cost, expense, or liability, including payments made by Bank, expenses, and attorney’s fees incurred by Bank arising out of or in connection with any Letter of Credit, provided that, Borrower shall not be obligated to indemnify Bank for any loss, cost, expense or liability resulting from Bank’s gross negligence or willful misconduct. Borrower understands and agree that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.

2.10   Obligations Irrevocable. The obligations of Borrower to make payments to Bank of each Draw Amount shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

(a)    any lack of validity or enforceability of any Letter of Credit, any documents collateral to any Letter of Credit, the Agreement or any of the other Loan Documents;

(b)    the existence of any claim, set-off, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), Bank, or any other Person, whether in connection with the Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

(c)    any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(e)    the occurrence of any Default or Event of Default;

(f)    any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit or any documents collateral thereto;

(g)    payment by Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(h)    any failure, omission, delay or lack on the part of Bank to enforce, assert or exercise any right, power or remedy conferred upon Bank under this Agreement, any of the other Loan Documents, any of the Letters of Credit or any documents collateral thereto or any other acts or omissions on the part of Bank; or

(i)    any other event or circumstance that would, in the absence of this Section, result in the release or discharge by operation of law or otherwise of any Borrower, or any Person from the performance or observance of any obligation, covenant or agreement contained herein.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Borrower against Bank.

2.11    Risk Under Letters of Credit.

(a)    In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Bank shall have the sole right, in its discretion, to take or refrain from taking any and all actions under or upon the Letters of Credit.

(b)    Subject to other terms and conditions of the Agreement, Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Bank’s regularly established practices and procedures and Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Bank shall not be liable for any action taken or omitted in good faith reliance on the advice of counsel, accountants, appraisers or other experts selected by Bank and Bank may rely upon any notice, communication, certificate or other statement from any Borrower, beneficiaries of Letters of Credit, or any other Person which Bank believes to be authentic.

(c)    In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Bank makes no representation and shall have no responsibility with respect to (i) the obligations of any Borrower or any other Person or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, any Borrower or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct.

2.12    Letter of Credit Fees. For each issuance or renewal of a Letter of Credit, Borrower agrees to pay to Bank an issuance or renewal fee in an amount equal to one percent (1%) per annum of the face amount of such Letter of Credit, payable coincident with and as a condition of the issuance or renewal. In addition, Borrower agrees to pay to Bank such other fees and charges in connection with the issuance, renewal, amendment, negotiation or cancellation of Letters of Credit as may be customarily charged by Bank. Upon the occurrence of an Event of Default and the continuation thereof after the expiration of all available notice and cured periods, at Bank’s option, the fees provided for in this Section shall be increased by the Default Rate. All of such fees shall be computed on the basis of a year of 360 days.

3.        Term Loan. Section 3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“3.1   Term Loan. Subject to the terms and conditions of this Agreement and the Loan Documents, Bank agrees to extend to Borrower a non-revolving delayed draw term loan to finance Permitted Acquisitions, pursuant to which during the twenty-four (24) months following September 20, 2022, Bank agrees to extend to Borrower Advances in an aggregate amount not to exceed Fifty Million Five Hundred Thousand Dollars ($50,500,000) (the “Term Loan”).”

4.        Term Notes. Section 3.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“3.2    Term Notes. Borrower’s obligation to repay the Term Loan shall be further evidenced by individual promissory notes executed and delivered by Borrower to Bank in the aggregate face amount not to exceed Fifty Million Five Hundred Dollars ($50,500,000) (each a “Term Note”) which shall be substantially in the form and content set forth in Exhibit B.”

5.       Advances under Term Loan. Notwithstanding anything to the contrary set forth in Section 7.4 of the Loan Agreement, Borrower shall pay the principal balance of all subsequent Advances under the Term Loan in equal and consecutive monthly installments of principal in an amount sufficient to amortize the outstanding balance of such Term Loan (on a straight line amortization basis) commencing on the first day of the month following the date of such Advance under the Term Loan, with one final payment of the remaining principal balance plus all accrued and unpaid interest thereon on the Term Loan Maturity Date. For the avoidance of doubt, each subsequent Advance shall be co-terminus.

6.        Third Amended and Restated Term Note. Coincident with the execution of this Amendment, Borrower shall execute and deliver to Bank a Third Amended and Restated Delayed Draw Term Note 1A in the original principal amount of $30,000,000 (“Term Note 1A”). Term Note 1A shall be in form and content acceptable to Bank and the Term Note 1A shall re-evidence and increase the existing indebtedness of Borrower to Bank under that certain Second Amended and Restated Delayed Draw Term Note 1A in the original principal amount of $4,500,000 and dated December 30, 2021 (“Prior Note”). All references to the Term Notes in the Loan Agreement and other Loan Documents shall be deemed to be reference to this Term Note 1A. The parties hereby expressly acknowledge and agree that the Term Note 1A merely re-evidences the indebtedness evidenced by the Prior Note and is given in substitution of and not as payment of the Prior Note.

7.        Amendment Fee. Borrower agrees to pay to Bank an amendment fee equal to $10,000. Such fee is due and payable in full upon execution of this Amendment. Borrower agrees that such fee has been fully earned by Bank and is non-refundable.

8.       Confirmation of Collateral. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Loan Documents or at law or in equity. All liens, security interests, rights and remedies granted to Bank in the Loan Documents are hereby ratified, confirmed and continued.

9.        Covenants, Representations and Warranties. Borrower and Guarantors (as applicable to itself) hereby:

9.1    ratifies, confirms and agrees that the Loan Agreement, as amended by this Amendment, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms.

9.2    agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Documents or the enforcement of any of the terms of the Loan Documents.

9.3    ratifies, confirms and continues all liens, security interests, pledges, rights and remedies granted to Bank in the Loan Documents and agrees that such liens, security interests and pledges shall secure all of the Obligations under the Loan Documents as amended by this Amendment.

9.4    represents and warrants that all representations and warranties in the Loan Documents are true and complete as of the date of this Amendment.

9.5    agrees that its failure to comply with or perform any of its covenants or agreements in this Amendment will constitute an Event of Default under the Loan Documents.

9.6    represents and warrants that no condition or event exists after taking into account the terms of this Amendment which would constitute an Event of Default (or will, upon the giving of notice or the passage of time, or both constitute an Event of Default).

9.7    represents and warrants that the execution and delivery of this Amendment by Borrower and Guarantors and all documents and agreements to be executed and delivered pursuant to this Amendment:

(a)    have been duly authorized by all requisite corporate, company and/or partnership action of Borrower and Guarantors, as applicable;

(b)    will not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower’s or Guarantor’s Governing Documents or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower or Guarantor is a party or by which such may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(c)    will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower or Guarantor under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

10.      Conditions.  The obligation of Bank to enter into this Amendment is subject to the fulfillment, to the satisfaction of Bank, of each of the following conditions, and all agreements, documents and other items must be in form, content and in all other respects satisfactory to Bank in its sole discretion.  Bank is not waiving a breach of any warranty or representation made by any Borrower or Guarantor hereunder or under any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of the Bank resulting from any breach or misrepresentation by any Borrower or Guarantor are specifically reserved by the Bank.

10.1    Searches. Bank shall have received copies of record searches (including UCC searches, patent searches, trademark searches, copyright searches and judgments, suits, bankruptcy, litigation, tax and other lien searches) against Borrower and each of the Guarantors.

10.2    Executed Documents. Borrower, Guarantors and all other required persons and entities will have executed and delivered to Bank:

(a)    this Amendment;

(b)    Term Note 1A;

(c)    and such other documents, as the Bank may reasonably require.

10.3    Representations and Warranties.  All representations and warranties of Borrower and Guarantors set forth in the Loan Documents shall be true at and as of the date hereof.

10.4    No Default.   No condition or event shall exist or have occurred which would constitute a default or an Event of Default hereunder or under the Loan Agreement.

10.5    Good Standing Certificates. Bank shall have received a certificate of good standing with respect to the Borrower and each Guarantor, dated within 30 days of the Effective Date of this Amendment, such certificate to be issued by the appropriate officer of each jurisdiction in which Borrower and each Guarantor is required to be qualified or licensed which certificates shall indicate that Borrower and each Guarantor is in good standing in such jurisdiction.

10.6    Authorizing Resolutions. Bank shall have received a certificate from the authorized representative of the Borrower and each Guarantor as to the performance of this Amendment and the other Loan Documents to which Borrower is executing in connection with such Amendment.

10.7    Governing Documents. Bank shall have received copies of each of Borrower and each Guarantor, as amended, modified, or supplemented to the Effective Date of this Amendment.

10.8    KYC Documentation. Bank shall have received, sufficiently in advance of closing, all “Know your customer” documentation and other governing documents, required by Bank in accordance with all applicable banking laws and regulations in effect from time to time, including without limitation, the USA PATRIOT Act.

10.9    Other.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed or recorded.

11.     Additional Documents; Further Assurances.   Borrower and Guarantors covenant and agree to execute and deliver to Bank, or to cause to be executed and delivered to Bank contemporaneously herewith, at the sole cost and expense of Borrower and Guarantors, any and all other documents, agreements, statements, resolutions, certificates, consents and information as Bank may require in connection with the matters or actions described herein.  Borrower and Guarantors further covenant and agree to execute and deliver to Bank, or to cause to be executed and delivered, at the sole cost and expense of Borrower and Guarantors, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall request to evidence or effect the terms hereof or to enforce or protect Bank’s rights.  All of such documents, agreements, statements, certificates and information shall be in form and content acceptable to Bank in its sole discretion.

12.    Certain Fees, Costs, Expenses and Expenditures. Borrower and Guarantors agree to pay all of Bank’s costs and expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs, fees and expenses of counsel retained by Bank and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever Bank’s right to reimbursement under any of the Loan Documents.

13.      No Novation. Nothing contained herein and no actions taken pursuant to the term hereof are intended to constitute a novation of the Loan Agreement or any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Bank in the Loan Documents.

14.      No Waiver.  Except as otherwise provided herein, nothing herein contained and no actions taken by Bank in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Bank under the Loan Documents.  Nothing herein shall constitute a waiver by Bank of Borrower’s’ and Guarantors’ compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Bank to enter into any further amendments with Borrower and Guarantors.

15.      Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the other Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Guarantors.

16.      Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

17.      No Third Party Beneficiaries.  The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

18.     Time of the Essence.  Time is of the essence in the performance by Borrower and Guarantors of all the obligations hereunder.

19.     Headings.  The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

20.     Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

21.     Modifications.  No modifications of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

22.     Law Governing.  This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

23.      Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts, all of which when taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of a photocopy, pdf, telecopy or other electronic version of an executed counterpart of a signature page to this Amendment shall be as effective as delivery of a manually executed counterpart of this Amendment.

24.     Waiver of Right to Trial by Jury.  BORROWER, GUARANTORS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, (b) ARISING UNDER ANY OF THE OTHER LOAN DOCUMENTS OR (c) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR GUARANTORS, WITH RESPECT TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, GUARANTORS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, GUARANTORS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  BORROWER AND GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

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EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the date first above written.

BORROWER:

INTEST CORPORATION,
a Delaware corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Secretary, Treasurer and Chief Financial Officer

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT 10.1

GUARANTORS:

AMBRELL CORPORATION,
a Delaware corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

INTEST SILICON VALLEY CORPORATION,
a Delaware corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

INTEST EMS, LLC,
a Delaware limited liability company

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

TEMPTRONIC CORPORATION,
a Delaware corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

VIDEOLOGY IMAGING CORPORATION,
a Delaware corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT 10.1

ACCULOGIC LTD.,
a Delaware corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

ACCULOGIC INC.,
an Ontario corporation

By: /s/ Duncan Gilmour
Name: Duncan Gilmour
Title: Vice President, Treasurer and Secretary

BANK:

M&T BANK

By: /s/ Steven A. Vilardi
Steven A. Vilardi, Vice President

[Signature Page to Third Amendment to Amended and Restated to Loan and Security Agreement]